UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 7, 2012

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

000-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

2450 First Avenue
P. O. Box 2968
Huntington, West Virginia                                                                                                                            25728

(Address of Principal Executive Offices)                                                                                                   (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The Company’s common stock has been listed on The NASDAQ Global Market.  On December 14, 2011, the Company received a letter from the Listing Qualifications Department of The NASDAQ OMX Group notifying the Company that it was not in compliance with the $5,000,000 minimum Market Value of Publicly Held Shares requirement for continued inclusion on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(b)(1)(C) (the “MVPHS Requirement”), based on multiplying the closing bid price of the Company’s common stock by the number of our publicly held shares (i.e. total shares outstanding, less any shares held by officers, directors and 10% beneficial owners), for the last 30 consecutive business days prior to the date of NASDAQ’s letter.  NASDAQ’s letter had no immediate effect on the listing of the Company’s common stock on The Nasdaq Global Market, and it advised that our common stock would continue to trade on the NASDAQ Global Market under the symbol “CHMP” until June 11, 2012.

On January 5, 2012, the Company received a letter from the Listing Qualifications Department of The  NASDAQ OMX Group notifying the Company that it was not in compliance with the $1 per share minimum bid price requirement for continued inclusion on The NASDAQ Global Market set forth in NASDAQ Marketplace Rule 5450(a)(1) for the last 30 consecutive business days prior to the date of NASDAQ’s letter.  NASDAQ’s letter had no immediate effect on the listing of the Company’s common stock on The Nasdaq Global Market, and advised that our common stock would continue to trade on the NASDAQ Global Market under the symbol “CHMP” until July 3, 2012.

At our annual meeting of shareholders held on March 19, 2012, our shareholders authorized the Company’s Board of Directors, at its discretion, to effect a reverse stock split at any time prior to February 28, 2013 at any one of three ratios (1-for-2, 1-for-3 or 1-for-4) as determined by the Board of Directors in its sole discretion.

On June 4, 2012, the Company applied to transfer the listing of its common stock to The NASDAQ Capital Market.  One requirement for listing on the NASDAQ Capital Market is that our common stock maintain a closing bid price of at least $1 per share. The Company advised NASDAQ of its current intent to effect a reverse stock split, if necessary, to attain the $1 minimum bid price.  On June 7, 2012, NASDAQ advised the Company that it’s common stock listing will be transferred to the NASDAQ Capital Market at the opening of business on June 12, 2012.

NASDAQ advised the Company that if compliance with the $1 bid price requirement cannot be demonstrated by July 3, 2012, the Company may be eligible for an additional 180 days compliance period if it meets the other listing requirements for the NASDAQ Capital Market.  If it appears the Company will not be able to cure the deficiency or is otherwise not eligible, NASDAQ will provide written notification of delisting.  There is no assurance that our stock price will achieve the minimum bid price amount, or that our stock price will continue to meet the minimum requirement for continued listing, or that the Company will meet the other listing requirements of NASDAQ.

The Company intends to actively monitor the closing bid price for its Common Stock between now and July 3, 2012, and between July 3, 2012 and the end of any additional compliance period, if granted, and will consider available options, including a reverse stock split, to attain compliance with the listing standards for the NASDAQ Capital Market.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: June 8, 2012
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

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